                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

          We consent  to the  incorporation  by  reference  in the  Registration
Statement (Form S-8) pertaining to the Lone Star Steakhouse & Saloon,  Inc. 1992
Incentive and Nonqualified  Stock Option Plan, As Amended and Restated,  and the
1992 Directors' Stock Option Plan, As Amended and Restated,  of our report dated
February 12, 2002, with respect to the consolidated financial statements of Lone
Star  Steakhouse  & Saloon,  Inc.,  included in Lone Star  Steakhouse  & Saloon,
Inc.'s  Annual  Report (Form 10-K) for the year ended  December 25, 2001,  filed with the Securities and Exchange Commission.

                                                                                                                                       /s/ Ernst & Young LLP

Kansas City, Missouri
July 25, 2002